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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement of Perot Systems Corporation on Form S-8 (File No. 333-70267) of our report dated March 4, 1999 on our audits of the consolidated financial statements of Perot Systems Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1999, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                         /s/ PricewaterhouseCoopers LLP


Dallas, Texas
March 22, 1999